Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

THIRD QUARTER FISCAL 2015 RESULTS

•	Third Quarter Revenue of $30 Million

•	Liberty Global Accepts Nucleus Gateway Software for Poland

•	Two New Design Wins for Nucleus in U.S. and Asia Pacific

•	OTT Platform for Premium Video Unveiled

ACTON, Mass. (Dec. 3, 2014) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multiscreen video software innovator, today reported third quarter fiscal 2015 revenue of $30.0 million and U.S. GAAP loss from operations of $5.9 million, or $0.19 per basic share for the third quarter of fiscal 2015, compared to third quarter fiscal 2014 revenue of $37.8 million and U.S. GAAP income from operations of $0.5 million, or $0.02 per fully diluted share. The Company’s U.S. GAAP third quarter fiscal 2015 results include non-GAAP charges of $3.7 million, which consisted primarily of stock-based compensation, amortization of intangible assets from prior acquisitions, and severance and other restructuring costs. The Company posted a non-GAAP loss from operations of $2.1 million, or $0.07 per basic share, from continuing operations. In comparison, third quarter fiscal 2014 non-GAAP income from operations was $2.9 million, or $0.09 per fully diluted share, from continuing operations.

For the first nine months of fiscal 2015, the Company posted revenue of $84.2 million and a U.S. GAAP loss from operations for the first nine months of fiscal 2015 of approximately $21.2 million, compared to revenue of $110.7 million and U.S. GAAP loss from operations of $0.8 million for the same prior period. The Company posted a non-GAAP loss from operations of $12.1 million, compared to non-GAAP income from operations of $7.5 million in the same prior period.

“Connected consumer devices that can stream premium IP video through the cloud are changing the business of television and SeaChange continues to show how it’s empowering service providers to capitalize on this shift,” said Jay Samit, Chief Executive Officer, SeaChange. “Our ongoing success with our cloud multiscreen strategy is demonstrated with BBC Worldwide, which has selected SeaChange to bring the BBC Store to two additional countries beyond the U.K., and Algar Telecom, which has significantly expanded its cloud service trial.”

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SeaChange Q3 FY15 Results/Page 2

Samit continued, “Our progress with these customers exemplifies the strength of our platform to scale transactional, high-quality streaming services to millions of users for our core market and, now, for the fast growing OTT opportunity. Today we’re excited to announce the expansion of our cloud multiscreen category to also support television programmers, movie studios and other high-quality content owners with the introduction of our SeaChange Rave platform for premium OTT video. With the power of SeaChange Adrenalin software at its core, Rave will position service providers and content owners for rapid time to revenue with rich OTT video services that are differentiated by the ability to optimize subscription and advertising revenue from all of their video.

“SeaChange continues to make strides in the commercialization of deployments and winning new customers with each of its next generation products for multiscreen delivery, monetization and personalization. We’ve delivered our Nucleus gateway software for Liberty Global’s launch in Poland, which this customer has accepted. As anticipated, we’ve also achieved two new Nucleus design wins with next generation cable provider Layer3 TV and one of Asia’s largest video service providers. We’ve also made further progress with our monetization products, as demonstrated by two large North American telcos that are rolling out advanced targeting capabilities for their Infusion-based advertising operations.”

“Our financial performance in the third quarter reflects our ongoing focus on achieving timely customer acceptances for our deployed next generation software products,” said Anthony Dias, Chief Financial Officer, SeaChange. “These results were achieved despite the negative impact that the strengthening U.S. dollar had on our European business during the quarter.”

Commenting on the Company’s outlook, Dias stated, “We anticipate fourth quarter fiscal 2015 revenue to be in the range of $30 million to $34 million and non-GAAP operating results be between a loss of $0.07 per basic share and income of $0.01 per basic and diluted share. We expect full fiscal 2015 revenues to be in the range of $114 million to $118 million, a decrease from the previously announced range of $125 million to $130 million, due to the timing of revenue recognition associated with our multiscreen products and services previously anticipated in the fourth quarter. We expect non-GAAP operating losses to be in the range of $0.44 to $0.36 per basic share for the full year, a change from our previously announced guidance of a loss of $0.12 per basic share to income of $0.02 per basic and diluted share.”

SeaChange ended the third quarter of fiscal 2015 with cash, cash equivalents and marketable securities of $108.4 million and no debt outstanding.

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SeaChange Q3 FY15 Results/Page 3

The Company will host a conference call to discuss its third quarter fiscal 2015 results at 5:00 p.m. ET today, Wednesday, December 3, 2014. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through December 12, 2014 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1359-5672. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

Learn more about the SeaChange Rave premium OTT video platform at www.schange.com/rave.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International, Inc. (NASDAQ: SEAC) enables transformative multiscreen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multiscreen, advertising and video gateway software products.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

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SeaChange Q3 FY15 Results/Page 4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance, next generation products and developments with both our customers and within the industry, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multiscreen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 4, 2014. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q3 FY15 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	October 31, 2014	January 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$94,572	$115,734
Marketable securities	13,809	12,369
Accounts and other receivables, net	29,059	35,714
Inventories	4,067	6,632
Prepaid expenses and other current assets	5,522	5,242
Property and equipment, net	16,519	18,530
Goodwill and intangible assets, net	52,306	58,005
Other assets	3,947	1,887

Total assets	$219,801	$254,113

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$16,167	$18,972
Deferred revenues	20,583	25,628
Other long term liabilities	937	936
Deferred tax liabilities and income taxes payable	3,507	4,136

Total liabilities	41,194	49,672

Total stockholders’ equity	178,607	204,441

Total liabilities and stockholders’ equity	$219,801	$254,113

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SeaChange Q3 FY15 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Revenues:
Product	$7,311	$13,822	$21,109	$44,809
Service	22,659	23,949	63,047	65,894

Total revenues	29,970	37,771	84,156	110,703

Cost of revenues:
Product	2,779	3,016	6,188	7,495
Service	12,094	13,480	35,970	40,736
Amortization of intangible assets	258	320	795	947
Stock-based compensation expense	46	67	132	191

Total cost of revenues	15,177	16,883	43,085	49,369

Gross profit	14,793	20,888	41,071	61,334

Operating expenses:
Research and development	9,932	10,212	31,729	30,007
Selling and marketing	3,447	3,948	10,509	11,283
General and administrative	3,841	4,184	11,895	13,664
Amortization of intangible assets	994	842	3,325	2,512
Stock-based compensation expense	1,136	588	2,447	2,234
Earn-outs and change in fair value of earn-outs	—	(94)	—	(60)
Professional fees - other	124	603	477	1,524
Severance and other restructuring costs	1,186	76	1,878	922

Total operating expenses	20,660	20,359	62,260	62,086

(Loss) income from operations	(5,867)	529	(21,189)	(752)
Other expenses, net	(676)	(178)	(594)	(955)

(Loss) income before income taxes and equity income in earnings of affiliates	(6,543)	351	(21,783)	(1,707)
Income tax benefit	(348)	(423)	(415)	(784)
Equity income in earnings of affiliates, net of tax	—	24	19	44

(Loss) income from continuing operations	(6,195)	798	(21,349)	(879)

(Loss) income from discontinued operations, net of tax	(114)	(221)	5	(744)

Net (loss) income	$(6,309)	$577	$(21,344)	$(1,623)

Net (loss) income per share:
Basic (loss) income per share	$(0.19)	$0.02	$(0.65)	$(0.05)

Diluted (loss) income per share	$(0.19)	$0.02	$(0.65)	$(0.05)

Net (loss) income per share from continuing operations:
Basic (loss) income per share	$(0.19)	$0.02	$(0.65)	$(0.03)

Diluted (loss) income per share	$(0.19)	$0.02	$(0.65)	$(0.03)

Net (loss) income per share from discontinued operations:
Basic (loss) income per share	$(0.00)	$(0.00)	$0.00	$(0.02)

Diluted (loss) income per share	$(0.00)	$(0.00)	$0.00	$(0.02)

Weighted average common shares outstanding:
Basic	32,628	32,813	32,805	32,636

Diluted	32,628	33,595	32,805	32,636

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SeaChange Q3 FY15 Results/Page 7

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended
	October 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(21,344)	$(1,623)
Net (income) loss from discontinued operations	(5)	744
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations:
Depreciation of property and equipment	2,809	3,345
Amortization of intangible assets	4,120	3,459
Stock-based compensation expense	2,579	2,425
Other	342	730
Changes in operating assets and liabilities:
Accounts receivable	6,640	6,334
Unbilled receivables	(976)	(4,217)
Inventories	1,853	(859)
Prepaid expenses and other assets	(465)	6,412
Accounts payable	(1,235)	(1,642)
Accrued expenses	(1,882)	(5,657)
Deferred revenues	(4,600)	(3,964)
Other	489	651

Net cash (used in) provided by operating activities from continuing operations	(11,675)	6,138
Net cash provided by (used in) operating activities from discontinued operations	5	(744)

Total cash (used in) provided by operating activities	(11,670)	5,394

Cash flows from investing activities:
Purchases of property and equipment	(1,470)	(1,834)
Purchases of marketable securities	(7,160)	(6,911)
Proceeds from sale and maturity of marketable securities	5,633	8,698
Proceeds from sale of equity investments	235	1,128
Investment in affiliate	(2,000)	—
Acquisition of businesses and payment of contingent consideration, net of cash acquired	—	(4,018)
Other investing activities, net	—	21

Net cash used in investing activities from continuing operations	(4,762)	(2,916)
Net cash provided by investing activities from discontinued operations	—	4,000

Total cash (used in) provided by investing activities	(4,762)	1,084

Cash flows from financing activities:
Repurchases of our common stock	(5,504)	—
Proceeds from issuance of common stock relating to stock option exercises	—	1,037

Total cash (used in) provided by financing activities	(5,504)	1,037

Effect of exchange rate changes on cash	774	(129)

Net (decrease) increase in cash and cash equivalents	(21,162)	7,386

Cash and cash equivalents, beginning of period	115,734	106,721

Cash and cash equivalents, end of period	$94,572	$114,107

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SeaChange Q3 FY14 Results/Page 8

Use of Non-GAAP Financial Information

We define non-GAAP (loss) income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating (loss) income plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP (loss) income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP (loss) income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

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SeaChange Q3 FY15 Results/Page 9

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees - Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table reconciles the Company’s U.S. GAAP (loss) income from operations to the Company’s non-GAAP (loss) income from operations:

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SeaChange Q3 FY15 Results/Page 10

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	October 31, 2014			October 31, 2013
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$7,311	$—	$7,311	$13,822	$—	$13,822
Services	22,659	—	22,659	23,949	—	23,949

Total revenues	29,970	—	29,970	37,771	—	37,771

Cost of revenues:
Products	2,779	—	2,779	3,016	—	3,016
Services	12,094	—	12,094	13,480	—	13,480
Amortization of intangible assets	258	(258)	—	320	(320)	—
Stock-based compensation	46	(46)	—	67	(67)	—

Total cost of revenues	15,177	(304)	14,873	16,883	(387)	16,496

Gross profit	14,793	304	15,097	20,888	387	21,275

Gross profit percentage	49.4%	1.0%	50.4%	55.3%	1.0%	56.3%

Operating expenses:
Research and development	9,932	—	9,932	10,212	—	10,212
Selling and marketing	3,447	—	3,447	3,948	—	3,948
General and administrative	3,841	—	3,841	4,184	—	4,184
Amortization of intangible assets	994	(994)	—	842	(842)	—
Stock-based compensation expense	1,136	(1,136)	—	588	(588)	—
Earn-outs and change in fair value of earn-outs	—	—	—	(94)	94	—
Professional fees - other	124	(124)	—	603	(603)	—
Severance and other restructuring costs	1,186	(1,186)	—	76	(76)	—

Total operating expenses	20,660	(3,440)	17,220	20,359	(2,015)	18,344

(Loss) income from operations	$(5,867)	$3,744	$(2,123)	$529	$2,402	$2,931

(Loss) income from operations percentage	(19.6%)	12.4%	(7.1%)	1.4%	6.3%	7.8%

Weighted average common shares outstanding:
Basic	32,628	32,628	32,628	32,813	32,813	32,813

Diluted	32,628	32,854	32,628	33,595	33,595	33,595

Operating (loss) income per share:
Basic	$(0.19)	$0.12	$(0.07)	$0.02	$0.07	$0.09

Diluted	$(0.19)	$0.12	$(0.07)	$0.02	$0.07	$0.09

Adjusted EBITDA:

(Loss) income from operations			$(5,867)			$529

Depreciation expense			891			1,042
Amortization of intangible assets			1,252			1,162
Stock-based compensation expense			1,182			655
Earn-outs and changes in fair value			—			(94)
Professional fees - other			124			603
Severance and other restructuring			1,186			76

Adjusted EBITDA			$(1,232)			$3,973

Adjusted EBITDA %			(4.1%)			10.5%

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SeaChange Q3 FY15 Results/Page 11

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Nine Months Ended			Nine Months Ended
	October 31, 2014			October 31, 2013
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$21,109	$—	$21,109	$44,809	$—	$44,809
Services	63,047	—	63,047	65,894	—	65,894

Total revenues	84,156	—	84,156	110,703	—	110,703

Cost of revenues:
Products	6,188	—	6,188	7,495	—	7,495
Services	35,970	—	35,970	40,736	—	40,736
Amortization of intangible assets	795	(795)	—	947	(947)	—
Stock-based compensation	132	(132)	—	191	(191)	—

Total cost of revenues	43,085	(927)	42,158	49,369	(1,138)	48,231

Gross profit	41,071	927	41,998	61,334	1,138	62,472

Gross profit percentage	48.8%	1.1%	49.9%	55.4%	1.0%	56.4%

Operating expenses:
Research and development	31,729	—	31,729	30,007	—	30,007
Selling and marketing	10,509	—	10,509	11,283	—	11,283
General and administrative	11,895	—	11,895	13,664	—	13,664
Amortization of intangible assets	3,325	(3,325)	—	2,512	(2,512)	—
Stock-based compensation expense	2,447	(2,447)	—	2,234	(2,234)	—
Earn-outs and change in fair value of earn-outs	—	—	—	(60)	60	—
Professional fees - other	477	(477)	—	1,524	(1,524)	—
Severance and other restructuring costs	1,878	(1,878)	—	922	(922)	—

Total operating expenses	62,260	(8,127)	54,133	62,086	(7,132)	54,954

(Loss) income from operations	$(21,189)	$9,054	$(12,135)	$(752)	$8,270	$7,518

(Loss) income from operations percentage	(25.2%)	10.7%	(14.4%)	(0.7%)	7.5%	6.8%

Weighted average common shares outstanding:
Basic	32,805	32,805	32,805	32,636	32,636	32,636

Diluted	32,805	33,031	32,805	32,636	33,485	33,485

Operating (loss) income per share:
Basic	$(0.65)	$0.28	$(0.37)	$(0.02)	$0.25	$0.23

Diluted	$(0.65)	$0.28	$(0.37)	$(0.02)	$0.25	$0.23

Adjusted EBITDA:

Loss from operations			$(21,189)			$(752)

Depreciation expense			2,809			3,345
Amortization of intangible assets			4,120			3,459
Stock-based compensation expense			2,579			2,425
Earn-outs and changes in fair value			—			(60)
Professional fees - other			477			1,524
Severance and other restructuring			1,878			922

Adjusted EBITDA			$(9,326)			$10,863

Adjusted EBITDA %			(11.1%)			9.8%

—end press release and tables—